Exhibit 23.1


                 CONSENT OF INDEPENDENT ACCOUNTANTS
                 ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-69306; No. 33-62887; and No. 33-05987) of
Michael Baker Corporation of our report dated February 3, 1998, appearing on page 51 of the Annual Report to Shareholders, which is incorporated as
Exhibit 13.1 to this Annual Report on Form 10-K.


/s/ Price Waterhouse LLP
-------------------------
Price Waterhouse LLP
Pittsburgh, Pennsylvania
March 27, 1998
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